Exhibit 5.1

401 9th Street, nw, Suite 800

Washington, dc 20004

+1.202.508.8000

February 9, 2024

The Board of Directors
Binah Capital Group, Inc.
17 Battery Place, Room 625

New York, NY 10004

Binah Capital Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Binah Capital Group, Inc., a Delaware corporation (the “Company”) and wholly-owned indirect subsidiary of Kingswood Acquisition Corp, a Delaware corporation (“KWAC”), in connection with the preparation and filing of the Registration Statement (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the business combination contemplated by that certain Agreement and Plan of Merger dated as of July 7, 2022, by and among the Company, KWAC, Kingswood Merger Sub, Inc. (“KWAC Merger Sub”), Wentworth Merger Sub, LLC (“Wentworth Merger Sub”) and Wentworth Management Services LLC (“Wentworth”), as amended by that certain side letter agreement, dated as of December 30, 2022, as further amended by that certain First Amendment to Agreement and Plan of Merger dated as of March 20, 2023, as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated as of September 13, 2023, and as further amended by that certain Third Amendment to Agreement and Plan of Merger, dated as of January 16, 2024 (as so amended, the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) KWAC Merger Sub will merge with and into KWAC, with KWAC surviving the merger as a wholly-owned subsidiary of the Company (the “Kingswood Merger”); (ii) simultaneously with the Kingswood Merger, Wentworth Merger Sub will merge with and into Wentworth, with Wentworth surviving the merger as a wholly-owned subsidiary of the Company (the “Wentworth Merger” and together with the KWAC Merger, the “Mergers”); (iii) following the Mergers, the Company will contribute to KWAC all of the common units of Wentworth, such that Wentworth will be a wholly-owned subsidiary of KWAC. In connection with the Kingswood Merger, the security holders of KWAC will have the right to receive (A) one share of common stock, par value $0.0001 per share, of the Company (“Share”) in exchange for each share of KWAC common stock outstanding immediately prior to the effective time, and (B) one warrant exercisable for one Share in exchange for each whole warrant exercisable for one share of KWAC’s common stock outstanding immediately prior to the effective time. In connection with the Wentworth Merger, in exchange for all of units of Wentworth outstanding immediately prior to the effective time, (x) the security holders of Wentworth will receive 12,000,000 Shares and 3,084,450 warrants each exercisable for one Share, in each case, in proportion to their ownership interests in Wentworth, and (ii) certain security holders of Wentworth receive (in the aggregate) an additional 1,100,000 Shares.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a)            the registration statement on Form S-4 (File No. 333-269004), containing KWAC’s proxy statement and the Company’s prospectus, relating to (1) the registration and issuance of an aggregate of up to 17,713,000 Shares (the “Registered Shares”), (2) the registration and issuance of an aggregate of 11,709,450 warrants of the Company, each exercisable for one Share (the “Registered Warrants”) and (3) the registration of an aggregate of 11,709,450 Shares underlying the Registered Warrants (the “Registered Warrant Shares” and, together with the Registered Shares and the Registered Warrants, the “Securities”), originally filed on December 23, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)            the Merger Agreement;

(c)            a copy of the Company’s Certificate of Incorporation (the “Charter”), as of the date hereof, certified by the Secretary of State of the State of Delaware (the “Secretary of State”) on February 5, 2024;

(d)            a certificate from the Secretary of State, dated as of February 5, 2024, certifying that the Company is a validly existing corporation in good standing in the State of Delaware;

(e)            the form of the Company’s Amended and Restated Certificate of Incorporation, to become effective upon the consummation of the business combination, filed as Annex B to the proxy statement forming part of the Registration Statement (the “A&R Charter”);

(f)            a copy of the Company’s Bylaws (the “Bylaws”), in effect as of February 5, 2024;

(g)            the form of the Company’s Amended and Restated Bylaws, to become effective upon the consummation of the business combination, filed as Annex C to the proxy statement forming part of the Registration Statement (the “A&R Bylaws”);

(h)            the specimen Common Stock Certificate of Binah Capital Group, Inc., filed as Exhibit 4.6 to the proxy statement forming part of the Registration Statement;

(i)            copy of the Warrant Agreement (the “Warrant Agreement”), dated as of November 19, 2020, by and between KWAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (“CST”);

(j)            the form of Warrant Assumption, Assignment and Amendment Agreement, by and among KWAC, CST and the Company, to become effective upon the consummation of the business combination, filed as Annex M to the proxy statement forming part of the Registration Statement (the “Warrant Assumption”);

(k)            the specimen warrant certificate of Binah Capital Group, Inc., filed as Exhibit 4.7 to the proxy statement forming part of the Registration Statement; and

(l)            Originals or copies of such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents and other documents, we have assumed, without independent investigation or verification of any kind:

(i)            The genuineness of all signatures (including electronic signatures) and the legal capacity and competency of all natural persons signing all such documents.

(ii)            The authenticity and completeness of the originals of the documents submitted to us.

(iii)            The completeness and conformity to authentic originals of all documents submitted to us as copies.

(iv)            As to matters of fact, the truthfulness, completeness and correctness of the representations and statements made in certificates of public officials and officers of the Company.

Additionally, the opinions expressed below assume:

(i)            That the Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(ii)            That the Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered, the Documents to which it is a party

(iii)            That each of the Documents is or will be the legal, valid and binding obligation of each party thereto, other than Company, enforceable against each such party in accordance with its terms;

(iv)            That the execution, delivery and performance by the Company of the Documents to which it is a party do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(v)            That the execution, delivery and performance by the Company of the Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it;

(vi)            That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(vii)            That, prior to effecting the Mergers and the issuance of the Registered Shares and the Registered Warrants: (A) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (B) the stockholders of KWAC will have approved, among other things, the Merger Agreement and the transactions contemplated thereby and related documentation, including the A&R Charter and the A&R Bylaws; (C) any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the transactions contemplated by the Merger Agreement will have been obtained; and (D) the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated;

(viii)            That the A&R Charter, in the form filed as Annex B to the proxy statement forming a part of the Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will be duly authorized and executed and thereafter be duly filed with the Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL (as defined below), that no other certificate or document has been, or prior to the filing of the A&R Charter will be, filed by or in respect of the Company with the Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the A&R Charter;

(ix)            That the A&R Bylaws, in the form filed as Annex C to the proxy statement forming a part of the Registration Statement, without alteration or amendment (other than identifying the appropriate dates), will become effective upon the effective time of the business combination;

(x)            That the Warrant Assumption, in the form filed as Annex M to the proxy statement forming a part of the Registration Statement, with without alteration or amendment (other than identifying the appropriate dates), will be duly authorized and executed by each party thereto and will become effective upon the effective time of the business combination;

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Documents or the transactions governed by the Documents, and, for purposes of assumption paragraphs (ii) and (iv) above and our opinion below, the General Corporation Law of the State of Delaware (“DGCL”). Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that:

1.            The Registered Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable.

2.            The Registered Warrants, when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement and the Warrant Assumption, as applicable, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3.            Upon the exercise of the Registered Warrants, the Registered Warrant Shares, when issued, delivered and paid for in the manner and on the terms described in the Registration Statement, the Merger Agreement and the Warrant Assumption, as applicable, will have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable.

Our opinions expressed above is subject to the following qualifications:

(i)            Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(ii)            Our opinion is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(iii)            Our opinion is limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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